Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

AMPHENOL REPORTS RECORD FOURTH QUARTER

AND FULL YEAR 2021 RESULTS

Fourth Quarter 2021 Highlights:

●	Record sales of $3.027 billion, up 25% in U.S. dollars and 18% organically compared to the fourth quarter 2020
●	Record GAAP diluted EPS of $0.72, up 26% compared to prior year
●	Record Adjusted Diluted EPS of $0.70, up 23% compared to prior year
●	GAAP and Adjusted Operating Margin of 19.6% and 20.1%
●	Record Operating and Free Cash Flow of $464 million and $379 million
●	Acquired Halo Technology and completed the MTS Test & Simulation sale

Full Year 2021 Highlights:

●	Record sales of $10.876 billion, up 26% in U.S. dollars and 18% organically compared to the full year 2020
●	Record GAAP diluted EPS of $2.51, up 28% compared to prior year
●	Record Adjusted Diluted EPS of $2.48, up 33% compared to prior year
●	GAAP and Adjusted Operating Margin of 19.4% and 20.0%
●	Operating Cash Flow and Free Cash Flow of $1.524 billion and $1.167 billion
●	Completed seven acquisitions
●	Returned more than $1 billion to shareholders

Wallingford, Connecticut, January 26, 2022. Amphenol Corporation (NYSE: APH) today reported fourth quarter and full year 2021 results.

“We are pleased to have closed 2021 with fourth quarter sales and Adjusted Diluted EPS significantly exceeding the high end of our guidance,” said Amphenol President and Chief Executive Officer, R. Adam Norwitt. “Sales increased from prior year by a strong 25% in the quarter, with particularly robust growth in the IT data communications, industrial, mobile networks, commercial air, automotive and broadband markets, including contributions from the Company’s acquisition program. For the full year, sales increased 26% compared to 2020, driven by strong growth across virtually all end markets, including contributions from the Company’s acquisition program. Despite facing substantial inflationary pressures and supply chain disruptions, full year Adjusted Diluted EPS grew by an impressive 33%. We are very proud of the Company’s outstanding performance in this most challenging and dynamic year.”

“Throughout the year, we continued to deploy our financial strength in a variety of ways to increase shareholder value. During the fourth quarter, the Company purchased 2.1 million shares of its common stock for $171 million and paid dividends of $87 million, resulting in total capital returned to shareholders in 2021 of more than $1 billion.”

“We remain focused on expanding our growth opportunities through a deep commitment to developing enabling technologies for customers in all markets, an ongoing strategy of market and geographic diversification and an active and successful acquisition program. To that end, we were excited to have announced on December 1, 2021, the acquisition of Halo Technology Limited, as well as the closing of the sale of the MTS Test & Simulation business to Illinois Tool Works Inc. (NYSE: ITW). With the closing of the Halo acquisition, we successfully completed seven acquisitions in 2021. These new companies have broadened our high-technology product offering, expanded our position across most of our end markets and deepened our pool of talented, entrepreneurial managers around the world.”

Creation of Three New Divisions

Effective January 1, 2022, Amphenol aligned its business units into three newly formed Divisions: Harsh Environment Solutions (HES), Communications Solutions (CS), and Interconnect and Sensor Systems (ISS). This new alignment reinforces the Company’s entrepreneurial culture and the clear accountability of each of our business unit general managers, while enhancing the scalability of Amphenol’s business for the future. Beginning with the first quarter of 2022, the Company will report the financial results of these three new Divisions as separate reportable segments, replacing the Company’s previous two reportable segments. We will provide the results of these new reportable segments, as well as comparable historical financial data, with our first quarter 2022 results.

First Quarter 2022 Outlook

The current market environment remains highly uncertain, with continued supply chain and inflationary challenges as well as potential new disruptions from the recent resurgence of Covid-19. Assuming conditions do not meaningfully worsen and assuming constant exchange rates, for the first quarter of 2022, Amphenol expects sales to be in the range of $2.690 billion to $2.750 billion, representing 13% to 16% growth over the first quarter of 2021, and Adjusted Diluted EPS in the range of $0.59 to $0.61, representing 13% to 17% growth over the first quarter of 2021.

“Despite the ongoing challenges and uncertainties, we continue to face around the world, we are very pleased with the platform of strength that has been created by the Company’s superior performance in 2021,” Mr. Norwitt continued. “The revolution in electronics is accelerating, thereby creating exciting and dynamic long-term growth opportunities for Amphenol across each of our diversified end markets. Indeed, the last two pandemic-impacted years have revealed more than ever before the importance of innovative, new electronic applications. We believe these opportunities will enable a further, long-term increase in the demand for our expanding range of high-technology interconnect, sensor and antenna products. Our ongoing drive to leverage our competitive advantages and create sustained financial strength, as well as our initiatives to expand our product offerings, both organically and through our acquisition program, have created an excellent base for the Company’s future performance. In addition, we continue to take steps to further scale our unique, entrepreneurial organization to support the Company’s long-term growth potential, including the alignment of our business units into three new Divisions. I am confident in the ability of our outstanding entrepreneurial management team to continue to dynamically adjust to changing market conditions, to capitalize on the wide array of growth opportunities that arise in all market cycles and to continue to generate sustainable long-term value for our shareholders and other stakeholders. Most importantly, I remain truly grateful to our team for their extraordinary efforts to protect the safety and health of our employees around the world throughout the ongoing pandemic, all while continuing to strongly support our customers and drive outstanding operating performance.”

Conference Call and Webcast Details

The Company will host a conference call to discuss its fourth quarter and full year results at 1:00 PM (EST) Wednesday, January 26, 2022. The toll-free dial-in number to participate in the call is 888-455-0949; International dial-in number is +1-773-799-3973; Passcode: LAMPO. There will be a replay available until 11:59 PM (EST) on Saturday, February 26, 2022. The replay numbers are toll free 888-282-0036; International toll number +1-203-369-3022; Passcode: 7183.

A live broadcast as well as a replay of the call can be accessed through the Investor Relations section of the company’s website at https://investors.amphenol.com.

About Amphenol

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable. Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors. Amphenol has a diversified presence as a leader in high-growth areas of the interconnect market including: Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks. For more information, visit www.amphenol.com.

Non-GAAP Financial Measures

The financial statements included within this press release are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP” or “U.S. GAAP”). This press release also contains certain non-GAAP financial measures, including Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income from continuing operations attributable to Amphenol Corporation, Adjusted Effective Tax Rate, Adjusted Diluted EPS (from continuing operations), Organic Sales Growth, and Free Cash Flow (collectively, “non-GAAP financial measures”), which are intended to supplement the reported GAAP results. Management utilizes these non-GAAP financial measures as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results, in addition to the reasons noted later within this press release. Non-GAAP financial measures related to operating income, operating margin, net income from continuing operations attributable to Amphenol Corporation, effective tax rate and diluted EPS (from continuing operations) exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented. Items excluded in the presentation of these non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. All non-GAAP financial measures and their most directly comparable U.S. GAAP financial measures presented within this press release are on a continuing operations basis only and exclude any results associated with discontinued operations. Non-GAAP financial measures related to net sales exclude the impact related to foreign currency exchange and acquisitions. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included at the end of this press release. However, such non-GAAP financial measures should not be considered in isolation, as a substitute for or superior to the related U.S. GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items. The non-GAAP financial measures are defined within the “Supplemental Financial Information” table at the end of this press release and should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on our management’s assumptions and beliefs about future events or circumstances using information currently available, and as a result, they are subject to risks and uncertainties. Forward-looking statements address events or developments that Amphenol Corporation expects or believes may or will occur in the future. These forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, may contain words and terms such as: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “look ahead,” “may,” “ongoing,” “optimistic,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” and other words and terms of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity, effective tax rate or other matters, together with any forward-looking statements related in any way to the COVID-19 pandemic, including its future impact on the Company. Although the Company believes the expectations reflected in all forward-looking statements, including those regarding first quarter 2022 sales and Adjusted Diluted EPS, among other matters, are based upon reasonable assumptions, the expectations may not be attained or there may be material deviation. Readers and investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

There are risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, which include, but are not limited to, the following: political, economic, military and other risks related to operating in countries outside the United States, as well as changes in general economic conditions, geopolitical conditions, U.S. trade policies and other factors beyond the Company’s control; future risks and existing uncertainties associated with adverse public health developments, including epidemics and pandemics such as the COVID-19 pandemic, which continues to disrupt our operations including, depending on the specific location, government regulations that inhibit our ability to operate certain of our facilities in the ordinary course, travel restrictions, supplier constraints, supply-chain interruptions, logistics challenges and limitations, labor disruptions and reduced demand from certain customers; uncertainties associated with a protracted economic slowdown that could negatively affect the financial condition of our customers; risks associated with our inability to obtain certain raw materials and components in the current challenging supply chain environment, as well as the risk that the cost of most of the Company’s raw materials and components is increasing; negative impacts caused by extreme weather conditions and natural catastrophic events, including those caused by climate change and global warming; risks associated with the improper conduct by any of our employees, customers, suppliers, distributors or any other business partners which could impair our business reputation and financial results and could result in our non-compliance with anti-corruption laws and regulations of the U.S. government and various foreign jurisdictions; changes in exchange rates of the various currencies in which the Company conducts business; risks associated with write-downs related to inventories that may become obsolete or for which we may have supply in excess of anticipated demand, as well as long-lived assets for which events or circumstances may arise that could indicate impairment; the risks associated with the Company’s dependence on attracting, recruiting, hiring and retaining skilled employees, including as part of our various management teams; the Company’s dependence on sales to the communications industry, which markets are dominated by large manufacturers and operators who regularly exert significant pressure on suppliers, including the Company; changes in defense expenditures in the military market, including the impact of reductions or changes in the defense budgets of U.S. and foreign governments; risks and difficulties in trying to compete successfully on the basis of technology innovation, product quality and performance, price, customer service and delivery time; difficulties and unanticipated expenses in connection with purchasing and integrating newly acquired businesses, including the potential for the impairment of goodwill and other intangible assets; events beyond the Company’s control that could lead to an inability to meet its financial and other covenants, which could result in a default under the Company’s revolving credit facility; risks associated with the Company’s inability to access the global capital markets on favorable terms, including as a result of significant deterioration of general economic or capital market conditions, or as a result of a downgrade in the Company’s credit rating; cybersecurity threats, including but not limited to malware, phishing, credential harvesting, ransomware and other increasingly sophisticated attacks, that could impair our information technology systems and could disrupt business operations, result in the loss of or inability to access confidential information and critical business, financial or other data, and/or cause the release of highly sensitive confidential information, any of which could adversely impact our reputation and operating results and potentially lead to litigation and/or governmental investigations and fines; government contracting risks that the Company may be subject to, including laws and regulations governing performance of government contracts and related risks associated with conducting business with the U.S. and other foreign government or their suppliers (both directly and indirectly); governmental export and import controls that certain of our products may be subject to, including export licensing, customs regulations, economic sanctions and other laws; changes in fiscal and tax policies, audits and examinations by taxing authorities, laws, regulations and guidance in the United States and foreign jurisdictions; any difficulties in protecting the Company’s intellectual property rights; litigation, customer claims, product recalls, governmental investigations, criminal liability or environmental matters including changes to laws and regulations to which the Company may be subject; and incremental costs and other risks that may arise in connection with regulatory efforts to combat the negative effects of climate change. In addition, the extent to which the COVID-19 pandemic will continue to impact our business and financial results going forward will be dependent on future developments such as the length and severity of the crisis, the impact of the recent resurgence of the crisis due to the Omicron variant as well as any additional future resurgences from known or new variants, future government regulations and actions in response to the crisis, the timing, availability, effectiveness and adoption rates of vaccines and treatments, and the overall impact of the COVID-19 pandemic on the global economy and capital markets, among many other factors, all of which remain highly uncertain and unpredictable.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Reports on Form 10-Q and the Company’s other reports filed with the Securities and Exchange Commission. These or other uncertainties may cause the Company’s actual future results to be materially different from those expressed in any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements except as required by law.

Contact:

Sherri Scribner

Vice President, Strategy and Investor Relations

203-265-8820

IR@amphenol.com

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(dollars and shares in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net sales	$3,026.8	$2,426.0	$10,876.3	$8,598.9
Cost of sales	2,085.6	1,660.4	7,474.5	5,934.8
Gross profit	941.2	765.6	3,401.8	2,664.1
Acquisition-related expenses	15.0	11.5	70.4	11.5
Selling, general and administrative expenses	333.3	265.7	1,226.3	1,014.2
Operating income	592.9	488.4	2,105.1	1,638.4

Interest expense	(28.8)	(28.3)	(115.5)	(115.4)
Other (expense) income, net	(0.1)	0.1	(0.4)	3.6
Income from continuing operations before income taxes	564.0	460.2	1,989.2	1,526.6
Provision for income taxes (1)	(106.3)	(100.0)	(409.1)	(313.3)
Net income from continuing operations	457.7	360.2	1,580.1	1,213.3
Less: Net income from continuing operations attributable to noncontrolling interests	(3.8)	(3.2)	(10.7)	(9.9)
Net income from continuing operations attributable to Amphenol Corporation	453.9	357.0	1,569.4	1,203.4
Income from discontinued operations attributable to Amphenol Corporation, net of income taxes of ($1.4) and ($3.2) for 2021, respectively	11.1	—	21.4	—
Net income attributable to Amphenol Corporation	$465.0	$357.0	$1,590.8	$1,203.4

Net income per common share attributable to Amphenol Corporation — Basic:
Continuing operations	$0.76	$0.60	$2.62	$2.02
Discontinued operations, net of income taxes	0.02	—	0.04	—
Net income attributable to Amphenol Corporation - Basic	$0.78	$0.60	$2.66	$2.02

Weighted average common shares outstanding - Basic	598.1	598.5	597.9	596.1

Net income per common share attributable to Amphenol Corporation — Diluted:
Continuing operations (2)	$0.72	$0.57	$2.51	$1.96
Discontinued operations, net of income taxes	0.02	—	0.03	—
Net income attributable to Amphenol Corporation - Diluted (2)	$0.74	$0.57	$2.54	$1.96

Weighted average common shares outstanding - Diluted	628.2	622.5	625.5	615.0

Dividends declared per common share	$0.20	$0.145	$0.635	$0.52

Note: Per share amounts may not add due to rounding.

Note 1  Provision for income taxes for the three months ended December 31, 2021 and 2020 includes excess tax benefits related to stock-based compensation of $29.2 million ($0.05 per share) and $14.8 million ($0.02 per share), respectively.

Provision for income taxes for the twelve months ended December 31, 2021 and 2020 includes excess tax benefits related to stock-based compensation of $63.4 million ($0.10 per share) and $42.8 million ($0.07 per share), respectively. Provision for income taxes for the twelve months ended December 31, 2021 also includes a discrete tax benefit of $14.9 million ($0.02 per share) related to the settlement of uncertain tax positions in certain non-U.S. jurisdictions. Provision for income taxes for the twelve months ended December 31, 2020 also includes a discrete tax benefit of $19.9 million ($0.03 per share) related to the settlements of refund claims in a non-U.S. jurisdiction and the resulting adjustments to deferred taxes.

Note 2  Net income per share for the three months ended December 31, 2021 and 2020 includes the excess tax benefits related to stock-based compensation discussed in Note 1. Net income per share for the three months ended December 31, 2021 also includes acquisition-related expenses of $15.0 million ($12.7 million after-tax, or $0.02 per share) comprised primarily of transaction costs and certain non-cash purchase accounting costs related to the acquisition of Halo Technology Limited, which closed during the fourth quarter of 2021. Net income per share for the three months ended December 31, 2020 also included acquisition-related expenses of $11.5 million ($10.7 million after-tax or $0.02 per share) comprised primarily of external transaction costs related to acquisitions that were announced or closed.

Net income per share for the twelve months ended December 31, 2021 and 2020 includes (i) the excess tax benefits related to stock-based compensation and (ii) the respective discrete tax benefits, all of which are discussed in Note 1. Net income per share for the twelve months ended December 31, 2021 also includes acquisition-related expenses of $70.4 million ($57.3 million after-tax, or $0.09 per share) comprised primarily of transaction, severance, restructuring and certain non-cash purchase accounting costs related to the MTS acquisition, along with the acquisition-related expenses incurred during the fourth quarter of 2021, discussed above. Net income per share for the twelve months ended December 31, 2020 also included the acquisition-related expenses incurred in the fourth quarter of 2020, as discussed above.

Excluding these effects and the impact of rounding, Adjusted Diluted EPS, a non-GAAP financial measure which is defined and reconciled to its most comparable GAAP financial measure in this press release, was $0.70 and $0.57 for the three months ended December 31, 2021 and 2020, respectively, and $2.48 and $1.87 for the twelve months ended December 31, 2021 and 2020, respectively.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(dollars in millions)

	December 31,	December 31,
	2021	2020
ASSETS

Current Assets:
Cash and cash equivalents	$1,197.1	$1,702.0
Short-term investments	44.3	36.1
Total cash, cash equivalents and short-term investments	1,241.4	1,738.1
Accounts receivable, less allowance for doubtful accounts of $43.5 and $44.8, respectively	2,454.8	1,951.6
Inventories	1,894.1	1,462.2
Prepaid expenses and other current assets	367.9	338.9

Total current assets	5,958.2	5,490.8

Property, plant and equipment, less accumulated depreciation of $1,961.6 and $1,738.6, respectively	1,175.3	1,054.6
Goodwill	6,376.8	5,032.1
Other intangible assets, net	756.9	397.5
Other long-term assets	411.2	352.3

Total Assets	$14,678.4	$12,327.3

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY

Current Liabilities:
Accounts payable	$1,312.0	$1,120.7
Accrued salaries, wages and employee benefits	366.2	291.0
Accrued income taxes	88.8	112.6
Accrued dividends	119.8	86.8
Other accrued expenses	556.3	462.9
Current portion of long-term debt	4.0	230.3

Total current liabilities	2,447.1	2,304.3

Long-term debt, less current portion	4,795.9	3,636.2
Accrued pension and postretirement benefit obligations	193.4	228.6
Deferred income taxes	424.2	299.1
Other long-term liabilities	438.7	407.2

Total Liabilities	8,299.3	6,875.4

Redeemable noncontrolling interest	19.0	—

Equity:
Common stock	0.6	0.6
Additional paid-in capital	2,409.0	2,068.1
Retained earnings	4,278.9	3,705.4
Treasury stock, at cost	(100.0)	(111.1)
Accumulated other comprehensive loss	(286.5)	(278.1)

Total stockholders’ equity attributable to Amphenol Corporation	6,302.0	5,384.9

Noncontrolling interests	58.1	67.0

Total Equity	6,360.1	5,451.9

Total Liabilities, Redeemable Noncontrolling Interest and Equity	$14,678.4	$12,327.3

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

(dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Cash from operating activities:
Net income from continuing operations	$457.7	$360.2	$1,580.1	$1,213.3

Adjustments to reconcile net income from continuing operations to cash provided by operating activities from continuing operations:
Depreciation and amortization	121.1	90.1	395.6	308.1
Stock-based compensation expense	22.7	19.5	83.0	70.5
Deferred income tax (benefit) provision	(54.5)	36.6	(29.6)	30.8
Net change in components of working capital	(82.3)	(77.5)	(496.4)	(38.9)
Net change in other long-term assets and liabilities	(1.2)	12.1	(8.8)	8.2
Net cash provided by operating activities from continuing operations	463.5	441.0	1,523.9	1,592.0
Net cash provided by operating activities from discontinued operations	7.1	—	16.2	—
Net cash provided by operating activities	470.6	441.0	1,540.1	1,592.0

Cash from investing activities:
Capital expenditures	(86.2)	(72.0)	(360.4)	(276.8)
Proceeds from disposals of property, plant and equipment	1.3	1.9	3.7	12.7
Purchases of short-term investments	(36.5)	(52.3)	(164.5)	(141.6)
Sales and maturities of short-term investments	26.6	52.1	155.9	123.2
Acquisitions, net of cash acquired	(694.4)	(0.1)	(2,225.4)	(50.4)
Other	(5.2)	(0.6)	(13.7)	(0.6)
Net cash used in investing activities from continuing operations	(794.4)	(71.0)	(2,604.4)	(333.5)
Net cash provided by investing activities from discontinued operations	721.6	—	716.9	—
Net cash used in investing activities	(72.8)	(71.0)	(1,887.5)	(333.5)

Cash from financing activities:
Proceeds from issuance of senior notes and other long-term debt	2.2	—	752.1	942.3
Repayments of senior notes and other long-term debt	(296.4)	(1.5)	(912.6)	(404.4)
Borrowings under credit facilities	—	—	—	1,567.4
Repayments under credit facilities	—	—	—	(1,568.1)
(Repayments) borrowings under commercial paper programs, net	(128.7)	0.1	796.3	(385.8)
Payment of costs related to debt financing	(3.2)	—	(9.3)	(8.7)
Payment of acquisition-related contingent consideration	—	—	—	(75.0)
Payment of deferred purchase price related to acquisitions	—	—	(4.1)	(16.2)
Purchase of treasury stock	(170.7)	(182.1)	(661.7)	(641.3)
Proceeds from exercise of stock options	107.6	129.1	288.5	385.7
Distributions to and purchases of noncontrolling interests	(7.6)	(3.4)	(18.9)	(14.9)
Dividend payments	(86.7)	(74.6)	(346.7)	(297.6)
Transfers to discontinued operations	—	—	(28.7)	—
Net cash used in financing activities from continuing operations	(583.5)	(132.4)	(145.1)	(516.6)
Net cash used in financing activities from discontinued operations	—	—	(0.1)	—
Net cash used in financing activities	(583.5)	(132.4)	(145.2)	(516.6)

Effect of exchange rate changes on cash and cash equivalents	3.2	43.9	(12.3)	68.9

Net (decrease) increase in cash and cash equivalents	(182.5)	281.5	(504.9)	810.8

Cash and cash equivalents balance of continuing operations, beginning of period	1,268.1	1,420.5	1,702.0	891.2
Cash and cash equivalents included in Current assets held for sale, beginning of period	111.5	—	—	—
Cash and cash equivalents balance, end of period	$1,197.1	$1,702.0	$1,197.1	$1,702.0
Less: Cash and cash equivalents included in Current assets held for sale, end of period	—	—	—	—
Cash and cash equivalents balance of continuing operations, end of period	$1,197.1	$1,702.0	$1,197.1	$1,702.0

Cash paid for:
Interest	$33.1	$30.2	$111.9	$104.8
Income taxes, net	140.2	74.4	445.6	337.3

AMPHENOL CORPORATION

SEGMENT INFORMATION

(Unaudited)

(dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net sales:
Interconnect Products and Assemblies	$2,910.4	$2,330.5	$10,430.9	$8,229.9
Cable Products and Solutions	116.4	95.5	445.4	369.0
Consolidated Net sales	$3,026.8	$2,426.0	$10,876.3	$8,598.9

Operating income:
Interconnect Products and Assemblies	$644.5	$523.6	$2,296.8	$1,741.2
Cable Products and Solutions	2.8	9.8	22.8	35.4
Stock-based compensation expense	(22.7)	(19.5)	(83.0)	(70.5)
Acquisition-related expenses	(15.0)	(11.5)	(70.4)	(11.5)
Other operating expenses	(16.7)	(14.0)	(61.1)	(56.2)
Consolidated Operating income	$592.9	$488.4	$2,105.1	$1,638.4

Operating margin (%):
Interconnect Products and Assemblies	22.1%	22.5%	22.0%	21.2%
Cable Products and Solutions	2.4%	10.3%	5.1%	9.6%
Stock-based compensation expense	-0.8%	-0.8%	-0.8%	-0.8%
Acquisition-related expenses	-0.5%	-0.5%	-0.6%	-0.1%
Other operating expenses	-0.6%	-0.6%	-0.6%	-0.7%
Consolidated Operating margin (%)	19.6%	20.1%	19.4%	19.1%

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined below as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. Non-GAAP financial measures related to net sales exclude the impact of foreign currency exchange rates and acquisitions. Non-GAAP financial measures related to operating income, operating margin, net income attributable to Amphenol Corporation, effective tax rate and diluted EPS exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented. Items excluded from such non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. All non-GAAP financial measures and their most directly comparable U.S. GAAP financial measures presented in the following tables are on a continuing operations basis only and exclude any results associated with discontinued operations. The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation, as a substitute for or superior to the related U.S. GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items. Such non-GAAP financial measures should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The following are reconciliations of non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures for the periods presented:

NET SALES

			Percentage Growth (relative to same prior year period) (1)

			Net sales	Foreign	Constant		Organic
			growth in	currency	Currency Net	Acquisition	Net Sales
			U.S. Dollars (2)	impact (3)	Sales Growth (5)	impact (4)	Growth (5)
Three Months Ended December 31:	2021	2020	(GAAP)	(non-GAAP)	(non-GAAP)	(non-GAAP)	(non-GAAP)
Net sales by:
Segment:
Interconnect Products and Assemblies	$2,910.4	$2,330.5	25%	—%	25%	7%	18%
Cable Products and Solutions	116.4	95.5	22%	(1)%	23%	6%	17%
Consolidated	$3,026.8	$2,426.0	25%	—%	25%	7%	18%

Twelve Months Ended December 31:
Net sales by:
Segment:
Interconnect Products and Assemblies	$10,430.9	$8,229.9	27%	2%	25%	6%	19%
Cable Products and Solutions	445.4	369.0	21%	—%	20%	5%	15%
Consolidated	$10,876.3	$8,598.9	26%	2%	25%	6%	18%

(1)	Percentages in this table were calculated using actual, unrounded results; therefore, the sum of the components may not add due to rounding.

(2)	Net sales growth in U.S. dollars is calculated based on Net sales as reported in the Condensed Consolidated Statements of Income. While the term “net sales growth in U.S. dollars” is not considered a U.S. GAAP financial measure, for purposes of this table, we derive the reported (GAAP) measure based on GAAP results, which serves as the basis for the reconciliation to its comparable non-GAAP financial measures.

(3)	Foreign currency translation impact, a non-GAAP measure, represents the percentage impact on net sales resulting from foreign currency exchange rate changes in the current reporting period(s) compared to the same period(s) in the prior year. Such amount is calculated by subtracting current year net sales translated at average foreign currency exchange rates for the respective prior year period(s) from current year reported net sales, taken as a percentage of the respective prior period net sales.

(4)	Acquisition impact, a non-GAAP measure, represents the percentage impact on net sales resulting from acquisitions that have not been included in the Company's consolidated results for the full current period(s) and/or prior comparable period(s) presented. Such net sales related to these acquisitions do not reflect the underlying growth of the Company on a comparative basis.

(5)	The following are definitions of certain non-GAAP financial measures presented in the table(s) above, which may be referred to within this press release. For purposes of this press release, the terms “constant currencies” and “organically” have the same meaning as the following non-GAAP financial measures, respectively:

Constant Currency Net Sales Growth is defined as the period-over-period percentage change in net sales growth, excluding the impact of changes in foreign currency exchange rates. The Company’s results are subject to volatility related to foreign currency translation fluctuations. As such, management evaluates the Company’s sales performance based on actual sales growth in U.S. dollars, as well as Organic Net Sales Growth (defined below) and Constant Currency Net Sales Growth, and believes that such information is useful to investors to assess the underlying sales trends.

Organic Net Sales Growth is defined as the period-over-period percentage change in net sales growth resulting from operating volume and pricing changes, and excludes (i) the foreign currency translation impact, which is outside the control of the Company, and (ii) the acquisition impact, both as described above and which do not reflect the underlying growth of the Company on a comparative basis. Management evaluates the Company’s sales performance based on actual sales growth in U.S. dollars, as well as Constant Currency Net Sales Growth (defined above) and Organic Net Sales Growth, and believes that such information is useful to investors to assess the underlying sales trends.

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(Unaudited)

(dollars in millions, except per share data)

OPERATING RESULTS

	Three Months Ended December 31,
	2021					2020
			Net Income					Net Income
			attributable to	Effective				attributable to	Effective
	Operating	Operating	Amphenol	Tax	Diluted	Operating	Operating	Amphenol	Tax	Diluted
	Income	Margin (i)	Corporation	Rate (i)	EPS	Income	Margin (i)	Corporation	Rate (i)	EPS
Reported (GAAP)	$592.9	19.6%	$453.9	18.8%	$0.72	$488.4	20.1%	$357.0	21.7%	$0.57
Acquisition-related expenses	15.0	0.5	12.7	(0.2)	0.02	11.5	0.5	10.7	(0.4)	0.02
Excess tax benefits related to stock-based compensation	—	—	(29.2)	5.2	(0.05)	—	—	(14.8)	3.2	(0.02)
Adjusted (non-GAAP) (ii) (iii)	$607.9	20.1%	$437.4	23.8%	$0.70	$499.9	20.6%	$352.9	24.5%	$0.57

	Twelve Months Ended December 31,
	2021					2020
			Net Income					Net Income
			attributable to	Effective				attributable to	Effective
	Operating	Operating	Amphenol	Tax	Diluted	Operating	Operating	Amphenol	Tax	Diluted
	Income	Margin (i)	Corporation	Rate (i)	EPS	Income	Margin (i)	Corporation	Rate (i)	EPS
Reported (GAAP)	$2,105.1	19.4%	$1,569.4	20.6%	$2.51	$1,638.4	19.1%	$1,203.4	20.5%	$1.96
Acquisition-related expenses	70.4	0.6	57.3	(0.2)	0.09	11.5	0.1	10.7	(0.1)	0.02
Excess tax benefits related to stock-based compensation	—	—	(63.4)	3.2	(0.10)	—	—	(42.8)	2.8	(0.07)
Discrete tax item	—	—	(14.9)	0.7	(0.02)	—	—	(19.9)	1.3	(0.03)
Adjusted (non-GAAP) (ii) (iii)	$2,175.5	20.0%	$1,548.4	24.3%	$2.48	$1,649.9	19.2%	$1,151.4	24.5%	$1.87

FREE CASH FLOW

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Operating Cash Flow (GAAP)	$463.5	$441.0	$1,523.9	$1,592.0
Capital expenditures (GAAP)	(86.2)	(72.0)	(360.4)	(276.8)
Proceeds from disposals of property, plant and equipment (GAAP)	1.3	1.9	3.7	12.7
Free Cash Flow (non-GAAP) (iii)	$378.6	$370.9	$1,167.2	$1,327.9

Note: All data in the tables above are on a continuing operations basis only and exclude results associated with discontinued operations.

(i)	While the terms “operating margin” and “effective tax rate” are not considered U.S. GAAP financial measures, for purposes of this table, we derive the reported (GAAP) measures based on GAAP results, which serve as the basis for the reconciliation to their comparable non-GAAP financial measures.

(ii)	All percentages and per share amounts in this table were calculated using actual, unrounded results; therefore, the sum of the components may not add due to rounding.

(iii)	The following are definitions of non-GAAP financial measures presented in the tables above, which may be referred to within this press release:

Adjusted Operating Income is defined as Operating income (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Operating Margin is defined as Adjusted Operating Income (as defined above) expressed as a percentage of Net sales (as reported in the Condensed Consolidated Statements of Income).

Adjusted Net Income from continuing operations attributable to Amphenol Corporation is defined as Net income from continuing operations attributable to Amphenol Corporation (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Effective Tax Rate is defined as Provision for income taxes (as reported in the Condensed Consolidated Statements of Income) expressed as a percentage of Income from continuing operations before income taxes (as reported in the Condensed Consolidated Statements of Income), each excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Diluted EPS is defined as diluted earnings per share from continuing operations (as reported in accordance with U.S. GAAP), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented. Adjusted Diluted EPS is calculated as Adjusted Net Income from continuing operations attributable to Amphenol Corporation, as defined above, divided by the weighted average outstanding diluted shares (as reported in the Condensed Consolidated Statements of Income).

Free Cash Flow is defined as (i) Net cash provided by operating activities from continuing operations (“Operating Cash Flow” - as reported in accordance with U.S. GAAP) less (ii) capital expenditures (as reported in accordance with U.S. GAAP), net of proceeds from disposals of property, plant and equipment (as reported in accordance with U.S. GAAP), all of which are derived from the Condensed Consolidated Statements of Cash Flow. Free Cash Flow is an important liquidity measure for the Company, as we believe it is useful for management and investors to assess our ability to generate cash, as well as to assess how much cash can be used to reinvest in the growth of the Company or to return to shareholders through either stock repurchases or dividends.

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - GUIDANCE

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined earlier as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company's Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. Adjusted Diluted EPS, a non-GAAP financial measure, excludes income and expenses that are not directly related to the Company's operating performance during the periods presented. Items excluded from such non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. Adjusted Diluted EPS is not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items. Such non-GAAP financial measure should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The Company excludes the above items in its guidance for the upcoming quarter only to the extent that the Company reasonably expects to record such items in the forward-looking period presented and such amounts are estimable. As the Company has not yet identified any such items for the forward-looking period presented, there are currently no reconciling items for the three months ended March 31, 2022.